Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces First-Quarter 2019 Results

First-Quarter Financial Highlights

•	Strong first-quarter net sales of $1,066 million; year-over-year growth of 9.1%

•	Net income of $115 million and net income per diluted share of $2.12

•	Non-GAAP diluted EPS increased 14% year-over-year to $2.92

•	Adjusted EBITDA increased 10.3% year-over-year to $225 million; and adjusted EBITDA margin expanded 20 bps year-over-year to 21.1%

Lincolnshire, Ill., Apr. 30, 2019 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the first quarter ended March 30, 2019.

“Our first quarter results were driven by solid execution and strong demand for our leading portfolio of solutions. We outperformed in data capture and mobile computing and managed costs well,” said Anders Gustafsson, chief executive officer of Zebra Technologies. “We are increasing our 2019 sales and profit outlook based on our solid start to the year and recent acquisition of Temptime Corporation. We remain focused on our enterprise asset intelligence vision to drive innovative solutions for our customers.”

$ in millions, except per share amounts	1Q19	1Q18	Change
Select reported measures:
Net sales	$1,066	$977	9.1%
Gross profit	501	465	7.7%
Net income	115	109	5.5%
Net income per diluted share	$2.12	$2.01	5.5%

Select Non-GAAP measures:
Organic net sales growth			7.9%
Adjusted gross profit	503	466	7.9%
Adjusted gross margin	47.2%	47.7%	(50) bps
Adjusted EBITDA	225	204	10.3%
Adjusted EBITDA margin	21.1%	20.9%	20 bps
Non-GAAP net income	$160	$138	15.9%
Non-GAAP earnings per diluted share	$2.92	$2.56	14.1%

Reported (GAAP) results
Net sales were $1,066 million in the first quarter of 2019 compared to $977 million in the first quarter of 2018. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $709 million in the first quarter of 2019 compared with $625 million in the first quarter of 2018. Asset Intelligence & Tracking ("AIT") segment net sales were $357 million in the first quarter of 2019 compared to $352 million in the prior year period. First-quarter 2019 gross profit was $501 million compared to $465 million in the comparable prior year period. Net income for the first quarter of 2019 was $115 million, or $2.12 per diluted share, compared to net income of $109 million, or $2.01 per diluted share, for the first quarter of 2018.

Adjusted (Non-GAAP) results
Consolidated net sales were $1,066 million in the first quarter of 2019 compared to $977 million in the prior year period, an increase of 9.1%. Consolidated organic net sales growth for the first quarter was 7.9% reflecting solid growth in APAC, EMEA and North America. First-quarter year-over-year organic net sales growth was 11.6% in the EVM segment and 1.2% in the AIT segment.

Consolidated adjusted gross margin was 47.2% in the first quarter of 2019, compared to 47.7% in the prior year period. This decrease was primarily due to unfavorable business mix. Adjusted operating expenses increased in the first quarter of 2019 to $297 million from $282 million in the prior year period primarily due to investments to accelerate organic growth as well as inclusion of expenses from recently acquired Xplore Technologies and Temptime Corporation.

Adjusted EBITDA for the first quarter of 2019 increased to $225 million, or 21.1% of adjusted net sales, compared to $204 million, or 20.9% of adjusted net sales, for the first quarter of 2018 primarily due to lower operating expenses as a percentage of net sales.

Non-GAAP net income for the first quarter of 2019 was $160 million, or $2.92 per diluted share, compared with $138 million, or $2.56 per diluted share, for the first quarter of 2018.

Balance Sheet and Cash Flow
As of March 30, 2019, the company had cash and cash equivalents of $61 million and total debt of $1,744 million.

Free cash flow in the first quarter was $27 million. The company generated $42 million of operating cash flow and incurred capital expenditures of $15 million. The company had net borrowings of $146 million, primarily to fund the acquisition of Temptime Corporation.

Outlook
Second Quarter 2019
The company expects second-quarter 2019 net sales to increase approximately 7% to 9% from the second quarter of 2018. This expectation includes an approximately 250-300 basis point additive impact from recently acquired businesses, and an approximately 50 basis point negative impact from foreign currency translation.

Adjusted EBITDA margin is expected to be in the range of 20% to 21% for the second quarter of 2019. Non-GAAP earnings per diluted share are expected to be in the range of $2.80 to $2.95. This assumes an adjusted effective tax rate of approximately 16% to 17%.

Full Year 2019
The company expects full-year 2019 net sales to increase approximately 5% to 8% from 2018. This expectation includes an approximately 2 percentage point positive impact from recently acquired businesses, and an approximately 50 basis point negative impact from foreign currency translation.

Adjusted EBITDA margin is expected to be in the range of 21% and 22% for the full-year 2019, favorable to 2018.

For the full-year 2019, the company expects to generate free cash flow of at least $625 million.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the first quarter of 2019. The conference call will be held today, Tuesday, Apr. 30, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line of business in retail/ecommerce, manufacturing, transportation and logistics, healthcare and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, we deliver industry-tailored, end-to-end solutions that intelligently connect people, assets and data to help our customers make business-critical decisions. Our market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. Ranked on Forbes’ list of America’s Best Employers for the last three years, Zebra helps our customers capture their edge. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q .

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in both the current year and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$61	$44
Accounts receivable, net of allowances for doubtful accounts of $2 million and $3 million as of March 30, 2019 and December 31, 2018, respectively	488	520
Inventories, net	510	520
Income tax receivable	21	24
Prepaid expenses and other current assets	62	54
Total Current assets	1,142	1,162
Property, plant and equipment, net	257	249
Right-of-use lease asset	110	—
Goodwill	2,567	2,495
Other intangibles, net	311	232
Long-term deferred income taxes	97	114
Other long-term assets	92	87
Total Assets	$4,576	$4,339
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$131	$157
Accounts payable	457	552
Accrued liabilities	275	322
Deferred revenue	222	210
Income taxes payable	61	60
Total Current liabilities	1,146	1,301
Long-term debt	1,605	1,434
Long-term lease liabilities	102	—
Long-term deferred income taxes	1	8
Long-term deferred revenue	178	172
Other long-term liabilities	77	89
Total Liabilities	3,109	3,004
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	305	294
Treasury stock at cost, 18,176,120 and 18,280,673 shares as of March 30, 2019 and December 31, 2018, respectively	(611)	(613)
Retained earnings	1,803	1,688
Accumulated other comprehensive loss	(31)	(35)
Total Stockholders’ Equity	1,467	1,335
Total Liabilities and Stockholders’ Equity	$4,576	$4,339

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net sales:
Tangible products	$924	$839
Services and software	142	138
Total Net sales	1,066	977
Cost of sales:
Tangible products	471	423
Services and software	94	89
Total Cost of sales	565	512
Gross profit	501	465
Operating expenses:
Selling and marketing	122	120
Research and development	111	101
General and administrative	76	71
Amortization of intangible assets	28	23
Acquisition and integration costs	4	2
Exit and restructuring costs	1	4
Total Operating expenses	342	321
Operating income	159	144
Other expenses:
Foreign exchange loss	(3)	—
Interest expense, net	(24)	(11)
Other, net	(1)	—
Total Other expenses, net	(28)	(11)
Income before income tax	131	133
Income tax expense	16	24
Net income	$115	$109
Basic earnings per share	$2.14	$2.04
Diluted earnings per share	$2.12	$2.01

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$115	$109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47	43
Amortization of debt issuance costs and discounts	1	2
Share-based compensation	10	10
Deferred income taxes	(10)	(2)
Unrealized loss/(gain) on forward interest rate swaps	8	(12)
Other, net	1	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	28	9
Inventories, net	23	6
Other assets	(10)	(7)
Accounts payable	(97)	(12)
Accrued liabilities	(94)	(74)
Deferred revenue	18	19
Income taxes	2	22
Other operating activities	—	4
Net cash provided by operating activities	42	116
Cash flows from investing activities:
Purchases of property, plant and equipment	(15)	(18)
Acquisition of businesses, net of cash acquired	(179)	—
Proceeds from sale of long-term investments	10	—
Purchases of long-term investments	—	(2)
Net cash used in investing activities	(184)	(20)
Cash flows from financing activities:
Payments of long-term debt	(37)	(95)
Proceeds from issuance of long-term debt	183	—
Other financing activities	15	3
Net cash provided by/(used in) financing activities	161	(92)
Effect of exchange rate changes on cash	(2)	(2)
Net increase in cash and cash equivalents	17	2
Cash and cash equivalents at beginning of period	44	62
Cash and cash equivalents at end of period	$61	$64
Supplemental disclosures of cash flow information:
Income taxes paid	$22	$2
Interest paid	$16	$26

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	March 30, 2019
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	1.4%	13.4%	9.1%
Adjustments:
Impact of foreign currency translation(1)	1.0%	0.8%	0.9%
Impact of acquisition(2)	(1.2)%	(2.6)%	(2.1)%
Organic Net sales growth	1.2%	11.6%	7.9%

(1)
Operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in both the current and prior year periods.

(2)
For purposes of computing Organic Net sales, amounts directly attributable to the Xplore acquisition (included in our consolidated results beginning August 14, 2018) and the Temptime acquisition (included in our consolidated results beginning February 21, 2019) will be excluded for 12-months following the acquisition date.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	March 30, 2019			March 31, 2018
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$357	$709	$1,066	$352	$625	$977
Reported Gross profit (1)	184	318	501	183	282	465
Gross Margin	51.5%	44.9%	47.0%	52.0%	45.1%	47.6%

Non-GAAP
Adjusted Net sales	$357	$709	$1,066	$352	$625	$977
Adjusted Gross profit (2)	184	319	503	183	283	466
Adjusted Gross Margin	51.5%	45.0%	47.2%	52.0%	45.3%	47.7%

(1)	Fiscal 2019 consolidated results include corporate eliminations related to business acquisitions that are not reported in segment results.

(2)	Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended
	March 30, 2019		March 31, 2018
Net income	$115		$109
Adjustments to Cost of sales(1)
Purchase accounting adjustments	1		—
Share-based compensation	1		1
Total adjustments to Cost of sales	2		1
Adjustments to Operating expenses(1)
Amortization of intangible assets	28		23
Acquisition and integration costs	4		2
Share-based compensation	12		10
Exit and restructuring costs	1		4
Total adjustments to Operating expenses	45		39
Adjustments to Other expenses, net(1)
Amortization of debt issuance costs and discounts	1		2
Investment loss	1		—
Foreign exchange loss	3		—
Forward interest rate swaps loss/(gain)	8		(12)
Total adjustments to Other expenses, net	13		(10)
Income tax effect of adjustments(2)
Reported income tax expense	16		24
Adjusted income tax	(31)		(25)
Total adjustments to income tax	(15)		(1)
Total adjustments	45		29
Non-GAAP Net income	$160		$138

GAAP earnings per share
Basic	$2.14		$2.04
Diluted	$2.12		$2.01
Non-GAAP earnings per share
Basic	$2.96		$2.59
Diluted	$2.92	—	$2.56

(1)	Presented on a pre-tax basis.

(2)	Represents adjustments to the GAAP income tax expense commensurate with pre-tax non-GAAP adjustments and to exclude the impacts of certain discrete income tax items.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net income	$115	$109
Add back:
Depreciation	19	20
Amortization of intangible assets	28	23
Total Other expenses, net	28	11
Income tax expense	16	24
EBITDA (Non-GAAP)	206	187

Adjustments to Cost of sales
Purchase accounting adjustments	1	—
Share-based compensation	1	1
Total adjustments to Cost of sales	2	1
Adjustments to Operating expenses
Acquisition and integration costs	4	2
Share-based compensation	12	10
Exit and restructuring costs	1	4
Total adjustments to Operating expenses	17	16
Total adjustments to EBITDA	19	17
Adjusted EBITDA (Non-GAAP)	$225	$204

Adjusted EBITDA % of Adjusted Net Sales	21.1%	20.9%

FREE CASH FLOW

	Three Months Ended
	March 30, 2019	March 31, 2018
Net cash provided by operating activities	$42	$116
Less: Purchases of property, plant and equipment	(15)	(18)
Free cash flow (Non-GAAP)(1)	$27	$98

(1)
Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.